UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 19, 2008

TELIK, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-31265	93-0987903
(Commission File No.)	(IRS Employer Identification No.)

3165 Porter Drive

Palo Alto, California 94304

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (650) 845-7700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 19, 2008, Telik, Inc. (“Telik”) received from The Nasdaq Stock Market (“Nasdaq”) a deficiency notice letter indicating that for 30 consecutive business days the bid price of Telik’s common stock has closed below the minimum $1.00 per share requirement for continued inclusion on The Nasdaq Global Market under Marketplace Rule 4450(a)(5). In accordance with Marketplace Rule 4450(e)(2), Telik has 180 calendar days, or until March 18, 2009, to regain compliance. The letter also indicated that if at any time before March 18, 2009 the bid price of Telik’s common stock closes at $1.00 per share or more for at least ten consecutive business days, Nasdaq will provide written notification that Telik has achieved compliance. Nasdaq may also require Telik to maintain a closing bid price of at least $1.00 per share for a longer period before determining that Telik has achieved compliance. The letter further indicated that if Telik does not regain compliance by March 18, 2009, Nasdaq would provide written notification that Telik’s common stock will be delisted, after which Telik may appeal to the Nasdaq Listing Qualifications Panel.

A copy of the Company’s press release announcing receipt of the deficiency notice letter is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release entitled “Telik Announces Receipt of Nasdaq Notice,” dated September 25, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELIK, INC.
Dated: September 25, 2008

	By:	/s/ William P. Kaplan
William P. Kaplan
Vice President, General Counsel and
Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release entitled “Telik Announces Receipt of Nasdaq Notice,” dated September 25, 2008.